Exhibit 99.1
SAUL CENTERS, INC.
7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522
(301) 986-6200

Saul Centers, Inc. Reports Third Quarter 2025 Earnings
November 6, 2025, Bethesda, MD.

Saul Centers, Inc. (NYSE: BFS) (the "Company"), an equity real estate investment trust ("REIT"), announced operating results for the quarter ended September 30, 2025 ("2025 Quarter"). Total revenue for the 2025 Quarter increased to $72.0 million from $67.3 million for the quarter ended September 30, 2024 ("2024 Quarter"). Net income decreased to $14.0 million for the 2025 Quarter from $19.6 million for the 2024 Quarter. During the 2025 Quarter, the Company continued to lease residential units and work on retail spaces at Twinbrook Quarter Phase I. As of November 3, 2025, 431 of the 452 (95.4%) residential units were leased and occupied.

Concurrent with the initial delivery of Twinbrook Quarter Phase I on October 1, 2024, interest, real estate taxes, depreciation and all other costs associated with the residential portion and the majority of the retail portion of the property began to be charged to expense, while revenue continues to grow as occupancy increases. As a result, compared to the 2024 Quarter, net income for the 2025 Quarter was adversely impacted by $4.7 million, of which $4.6 million was a reduction in capitalized interest, due to the initial operations of Twinbrook Quarter Phase I. Exclusive of Twinbrook Quarter Phase I, net income decreased by $0.9 million primarily due to (a) higher general and administrative costs of $0.8 million, (b) lower lease termination fees of $0.6 million, (c) higher credit losses on operating lease receivables, net, of $0.4 million, (d) lower expense recoveries, net of expenses, of $0.3 million, and (e) higher interest expense, net and amortization of deferred debt costs, of $0.2 million, partially offset by (f) higher commercial base rent of $1.1 million and (g) higher residential base rent of $0.3 million. Net income available to common stockholders decreased to $7.7 million, or $0.32 per basic and diluted share, for the 2025 Quarter from $11.7 million, or $0.48 per basic and diluted share, for the 2024 Quarter. As compared to the 2024 Quarter, net income available to common stockholders for the 2025 Quarter was adversely impacted by $2.4 million, or $0.10 per basic and diluted share, due to the initial operations of Twinbrook Quarter Phase I.

Same property revenue decreased $0.2 million, or 0.3%, and same property net operating income decreased $1.0 million, or 2.0%, for the 2025 Quarter compared to the 2024 Quarter. Shopping Center same property net operating income for the 2025 Quarter totaled $35.8 million, a decrease of $0.4 million compared to the 2024 Quarter. Shopping Center same property net operating income decreased primarily due to lower lease termination fees of $0.6 million. Mixed use same property net operating income for the 2025 Quarter totaled $12.2 million, a decrease of $0.6 million compared to the 2024 Quarter. Mixed use same property net operating income decreased primarily due to lower commercial base rent of $0.6 million. One property, Twinbrook Quarter Phase I, was excluded from same property results. Reconciliations and definitions of (a) total revenue to same property revenue and (b) net income to same property net operating income are attached to this press release.

Same property revenue and same property net operating income are non-GAAP financial measures of performance that management believes improve the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. We define same property revenue as total revenue less straight-line base rent and amortization of above/below market premiums and discounts related to leases acquired in connection with purchased real estate investment properties minus the revenue of properties not in operation for the entirety of the comparable reporting periods, and we define same property net operating income as net income plus (a) interest expense, net and amortization of deferred debt costs, (b) depreciation and amortization of deferred leasing costs, (c) general and administrative expenses, (d) change in fair value of derivatives, and (e) loss on the early extinguishment of debt minus (f) gains on property dispositions, (g) straight-line base rent, (h) amortization of above/below market premiums and discounts related to leases acquired in connection with purchased real estate investment properties and (i) the net operating income of properties that were not in operation for the entirety of the comparable periods.

www.SaulCenters.com

Funds from operations ("FFO") available to common stockholders and noncontrolling interests (after deducting preferred stock dividends) decreased to $25.3 million, or $0.72 per basic and diluted share, in the 2025 Quarter compared to $28.9 million, or $0.84 per basic and $0.83 per diluted share, in the 2024 Quarter. FFO is a non-GAAP supplemental earnings measure that the Company considers meaningful in measuring its operating performance. A reconciliation and definition of net income to FFO is attached to this press release. FFO available to common stockholders and noncontrolling interests was adversely impacted by $2.5 million, or $0.07 per basic and diluted share, due to the initial operations of Twinbrook Quarter Phase I. Exclusive of Twinbrook Quarter Phase I, FFO available to common stockholders and noncontrolling interests decreased by $1.0 million primarily due to (a) higher general and administrative costs of $0.8 million, (b) lower lease termination fees of $0.6 million, (c) higher credit losses on operating lease receivables, net, of $0.4 million, (d) lower expense recoveries, net of expenses, of $0.3 million and (e) higher interest expense, net and amortization of deferred debt costs, of $0.2 million, partially offset by (f) higher commercial base rent of $1.1 million and (g) higher residential base rent of $0.3 million.

As of September 30, 2025, 94.5% of the commercial portfolio was leased compared to 95.7% as of September 30, 2024. As of September 30, 2025, excluding The Milton at Twinbrook Quarter, the residential portfolio was 98.5% leased compared to 98.8% as of September 30, 2024.

For the nine months ended September 30, 2025 ("2025 Period"), total revenue increased to $214.7 million from $200.9 million for the nine months ended September 30, 2024 ("2024 Period"). Net income decreased to $41.0 million for the 2025 Period from $57.3 million for the 2024 Period. The decrease in net income was primarily due to the initial operations of Twinbrook Quarter Phase I, which adversely impacted net income by $16.4 million, of which $13.7 million was a reduction of capitalized interest. Net income available to common stockholders decreased to $22.6 million, or $0.93 per basic and diluted share, for the 2025 Period compared to $34.2 million, or $1.42 per basic and diluted share, for the 2024 Period. As compared to the 2024 Period, net income available to common stockholders for the 2025 Period was adversely impacted by $8.6 million, or $0.36 per basic and diluted share, due to the initial operations of Twinbrook Quarter Phase I.

Same property net operating income decreased $3.4 million, or 2.3%, for the 2025 Period compared to the 2024 Period. Shopping Center same property net operating income decreased primarily due to lower lease termination fees of $2.9 million. Mixed use same property income decreased primarily due to lower parking income, net of expenses, of $0.2 million. One property, Twinbrook Quarter Phase I, was excluded from same property results.

FFO available to common stockholders and noncontrolling interests, after deducting preferred stock dividends, decreased to $75.2 million, or $2.16 per basic and diluted share, in the 2025 Period from $84.9 million, or $2.46 per basic and diluted share, in the 2024 Period. FFO available to common stockholders and noncontrolling interests was adversely impacted by $9.8 million, or $0.28 per basic and diluted share, due to the initial operations of Twinbrook Quarter Phase I.

Saul Centers, Inc. is a self-managed, self-administered equity REIT headquartered in Bethesda, Maryland, which currently operates and manages a real estate portfolio of 62 properties, which includes (a) 50 community and neighborhood shopping centers and eight mixed-use properties with approximately 10.2 million square feet of leasable area and (b) four non-operating land and development properties. Over 85% of the Saul Centers' property net operating income is generated by properties in the metropolitan Washington, D.C./Baltimore area.

Contact:    Carlos L. Heard
(301) 986-7737

www.SaulCenters.com

Safe Harbor Statement

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2024 and other periodic or current reports filed with the SEC and include the following: (i) the ability of our tenants to pay rent, (ii) our reliance on shopping center "anchor" tenants and other significant tenants, (iii) our substantial relationships with members of the B. F. Saul Company and certain other affiliated entities, each of which is controlled by B. Francis Saul II and his family members, (iv) risks of financing, such as increases in interest rates, restrictions imposed by our debt, our ability to meet existing financial covenants and our ability to consummate planned and additional financings on acceptable terms, (v) our development activities, (vi) our access to additional capital, (vii) our ability to successfully complete additional acquisitions, developments or redevelopments, or if they are consummated, whether such acquisitions, developments or redevelopments perform as expected, (viii) adverse trends in the retail, office and residential real estate sectors, (ix) risks relating to cybersecurity, including disruption to our business and operations and exposure to liabilities from tenants, employees, capital providers, and other third parties, (x) risks generally incident to the ownership of real property, including adverse changes in economic conditions, changes in the investment climate for real estate, changes in real estate taxes and other operating expenses, adverse changes in governmental rules and fiscal policies, the relative illiquidity of real estate and environmental risks, and (xi) risks related to our status as a REIT for federal income tax purposes, such as the existence of complex regulations relating to our status as a REIT, the effect of future changes to REIT requirements as a result of new legislation and the adverse consequences of the failure to qualify as a REIT. Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2024 and other periodic or current reports filed with the SEC.

www.SaulCenters.com

Saul Centers, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands, except per share amounts)	September 30, 2025	December 31, 2024
Assets
Real estate investments
Land	$556,499	$562,047
Buildings and equipment	1,930,091	1,903,907
Construction in progress	371,521	326,193
	2,858,111	2,792,147
Accumulated depreciation	(802,512)	(767,842)
Total real estate investments, net	2,055,599	2,024,305
Cash and cash equivalents	11,788	10,299
Accounts receivable and accrued income, net	58,966	50,949
Deferred leasing costs, net	26,191	25,907
Other assets	15,037	14,944
Total assets	$2,167,581	$2,126,404
Liabilities
Mortgage notes payable, net	$1,022,235	$1,047,832
Revolving credit facility payable, net	185,376	186,489
Term loan facility payable, net	138,761	99,679
Construction loans payable, net	241,687	198,616
Accounts payable, accrued expenses and other liabilities	46,734	46,162
Deferred income	23,674	23,033
Dividends and distributions payable	23,909	23,469
Total liabilities	1,682,376	1,625,280
Equity
Preferred stock, 1,000,000 shares authorized:
Series D Cumulative Redeemable, 30,000 shares issued and outstanding	75,000	75,000
Series E Cumulative Redeemable, 44,000 shares issued and outstanding	110,000	110,000
Common stock, $0.01 par value, 50,000,000 shares authorized, 24,493,115 and 24,302,576 shares issued and outstanding, respectively	245	243
Additional paid-in capital	457,283	454,086
Distributions in excess of accumulated earnings	(326,978)	(306,541)
Accumulated other comprehensive income	1,076	2,966
Total Saul Centers, Inc. equity	316,626	335,754
Noncontrolling interests	168,579	165,370
Total equity	485,205	501,124
Total liabilities and equity	$2,167,581	$2,126,404

www.SaulCenters.com

Saul Centers, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Revenues
Rental revenue	$70,679	$65,550	$210,652	$194,544
Other	1,325	1,738	4,042	6,379
Total revenue	72,004	67,288	214,694	200,923
Expenses
Property operating expenses	12,024	10,111	37,190	30,312
Real estate taxes	8,154	7,620	24,154	22,852
Interest expense, net and amortization of deferred debt costs	17,066	12,213	50,633	36,928
Depreciation and amortization of deferred leasing costs	14,106	12,072	42,727	36,102
General and administrative	6,658	5,680	19,085	17,565
Total expenses	58,008	47,696	173,789	143,759
Gain on disposition of property	—	—	120	181
Net income	13,996	19,592	41,025	57,345
Noncontrolling interests
Income attributable to noncontrolling interests	(3,507)	(5,111)	(10,017)	(14,786)
Net income attributable to Saul Centers, Inc.	10,489	14,481	31,008	42,559
Preferred stock dividends	(2,798)	(2,798)	(8,395)	(8,395)
Net income available to common stockholders	$7,691	$11,683	$22,613	$34,164
Per share net income available to common stockholders
Basic and diluted	$0.32	$0.48	$0.93	$1.42

www.SaulCenters.com

Reconciliation of net income to FFO available to common stockholders and noncontrolling interests (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share amounts)	2025	2024	2025	2024
Net income	$13,996	$19,592	$41,025	$57,345
Subtract:
Gain on disposition of property	—	—	(120)	(181)
Add:
Real estate depreciation and amortization	14,106	12,072	42,727	36,102
FFO	28,102	31,664	83,632	93,266
Subtract:
Preferred stock dividends	(2,798)	(2,798)	(8,395)	(8,395)
FFO available to common stockholders and noncontrolling interests	$25,304	$28,866	$75,237	$84,871
Weighted average shares and units:
Basic	35,057	34,560	34,863	34,469
Diluted	35,069	34,582	34,880	34,479
Basic FFO per share available to common stockholders and noncontrolling interests	$0.72	$0.84	$2.16	$2.46
Diluted FFO per share available to common stockholders and noncontrolling interests	$0.72	$0.83	$2.16	$2.46

(1)The National Association of Real Estate Investment Trusts ("Nareit") developed FFO as a relative non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by NAREIT as net income, computed in accordance with GAAP, plus real estate depreciation and amortization, and excluding impairment charges on real estate assets and gains or losses from real estate dispositions. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, which is disclosed in the Company's Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of FFO. FFO should not be considered as an alternative to net income, its most directly comparable GAAP measure, as an indicator of the Company's operating performance, or as an alternative to cash flows as a measure of liquidity. Management considers FFO a meaningful supplemental measure of operating performance because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time (i.e. depreciation), which is contrary to what the Company believes occurs with its assets, and because industry analysts have accepted it as a performance measure. FFO may not be comparable to similarly titled measures employed by other REITs.

www.SaulCenters.com

Reconciliation of revenue to same property revenue (2)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Total revenue	$72,004	$67,288	$214,694	$200,923
Revenue adjustments (1)	(2,050)	(578)	(7,145)	(299)
Acquisitions, dispositions and development properties	(3,463)	—	(6,860)	—
Total same property revenue	$66,491	$66,710	$200,689	$200,624

Shopping Centers	$46,204	$46,250	$139,780	$140,377
Mixed-Use properties	20,287	20,460	60,909	60,247
Total same property revenue	$66,491	$66,710	$200,689	$200,624

Total Shopping Center revenue	$46,204	$46,250	$139,780	$140,377
Shopping Center acquisitions, dispositions and development properties	—	—	—	—
Total Shopping Center same property revenue	$46,204	$46,250	$139,780	$140,377

Total Mixed-Use property revenue	$23,750	$20,460	$67,769	$60,247
Mixed-Use acquisitions, dispositions and development properties	(3,463)	—	(6,860)	—
Total Mixed-Use same property revenue	$20,287	$20,460	$60,909	$60,247

(1)Revenue adjustments are straight-line base rent and above/below market lease amortization.
(2)Same property revenue is a non-GAAP financial measure of performance that management believes improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. We define same property revenue as total revenue less straight-line base rent and amortization of above/below market premiums and discounts related to leases acquired in connection with purchased real estate investment properties minus the revenue of properties not in operation for the entirety of the comparable reporting periods. Same property revenue is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. Same property revenue should not be considered as an alternative to total revenue, its most directly comparable GAAP measure, as an indicator of the Company's operating performance. Management considers same property revenue a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company's funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company's properties. Management believes the exclusion of these items from same property revenue is useful because the resulting measure captures the actual revenue generated by operating the Company's properties. Other REITs may use different methodologies for calculating same property revenue. Accordingly, the Company's same property revenue may not be comparable to those of other REITs.

Mixed-Use same property revenue is composed of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Office mixed-use properties (1)	$9,673	$10,235	$29,251	$30,069
Residential mixed-use properties (residential activity) (2)	9,428	9,088	28,183	26,814
Residential mixed-use properties (retail activity) (3)	1,186	1,137	3,475	3,364
Total Mixed-Use same property revenue	$20,287	$20,460	$60,909	$60,247

(1)Includes Avenel Business Park, Clarendon Center – North and South Blocks, 601 Pennsylvania Avenue and Washington Square
(2)Includes Clarendon South Block, The Waycroft and Park Van Ness
(3)Includes The Waycroft and Park Van Ness

www.SaulCenters.com

Reconciliation of net income to same property net operating income (2)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Net income	$13,996	$19,592	$41,025	$57,345
Interest expense, net and amortization of deferred debt costs	17,066	12,213	50,633	36,928
Depreciation and amortization of deferred leasing costs	14,106	12,072	42,727	36,102
General and administrative	6,658	5,680	19,085	17,565
Gain on disposition of property	—	—	(120)	(181)
Revenue adjustments (1)	(2,050)	(578)	(7,145)	(299)
Total property net operating income	49,776	48,979	146,205	147,460
Acquisitions, dispositions, and development properties	(1,782)		(2,127)
Total same property net operating income	$47,994	$48,979	$144,078	$147,460

Shopping Centers	$35,759	$36,149	$106,328	$109,360
Mixed-Use properties	12,235	12,830	37,750	38,100
Total same property net operating income	$47,994	$48,979	$144,078	$147,460

Shopping Center property net operating income	$35,759	$36,149	$106,328	$109,360
Shopping Center acquisitions, dispositions and development properties	—	—	—	—
Total Shopping Center same property net operating income	$35,759	$36,149	$106,328	$109,360

Mixed-Use property net operating income	$14,017	$12,830	$39,877	$38,100
Mixed-Use acquisitions, dispositions and development properties	(1,782)	—	(2,127)	—
Total Mixed-Use same property net operating income	$12,235	$12,830	$37,750	$38,100

(1)Revenue adjustments are straight-line base rent and above/below market lease amortization.
(2)Same property net operating income is a non-GAAP financial measure of performance that management believes improves the comparability of reporting periods by excluding the results of properties that were not in operation for the entirety of the comparable reporting periods. We define same property net operating income as net income plus (a) interest expense, net and amortization of deferred debt costs, (b) depreciation and amortization of deferred leasing costs, (c) general and administrative expenses, (d) change in fair value of derivatives, and (e) loss on the early extinguishment of debt minus (f) gains on property dispositions, (g) straight-line base rent, (h) amortization of above/below market premiums and discounts related to leases acquired in connection with purchased real estate investment properties and (i) the net operating income of properties that were not in operation for the entirety of the comparable periods. Same property net operating income is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. Same property net operating income should not be considered as an alternative to net income, its most directly comparable GAAP measure, as an indicator of the Company's operating performance. Management considers same property net operating income a meaningful supplemental measure of operating performance because it is not affected by the cost of the Company's funding, the impact of depreciation and amortization expenses, gains or losses from the acquisition and sale of operating real estate assets, general and administrative expenses or other gains and losses that relate to ownership of the Company's properties. Management believes the exclusion of these items from property net operating income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred by operating the Company's properties. Other REITs may use different methodologies for calculating same property net operating income. Accordingly, same property net operating income may not be comparable to those of other REITs.

Mixed-Use same property net operating income is composed of the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Office mixed-use properties (1)	$5,856	$6,486	$18,182	$19,302
Residential mixed-use properties (residential activity) (2)	5,576	5,530	17,163	16,372
Residential mixed-use properties (retail activity) (3)	803	814	2,405	2,426
Total Mixed-Use same property net operating income	$12,235	$12,830	$37,750	$38,100

(1)Includes Avenel Business Park, Clarendon Center – North and South Blocks, 601 Pennsylvania Avenue and Washington Square
(2)Includes Clarendon South Block, The Waycroft and Park Van Ness
(3)Includes The Waycroft and Park Van Ness

www.SaulCenters.com